UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 8, 2012

Potomac Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

West Virginia
(State of Other Jurisdiction of Incorporation)

0-24958
(Commission File Number)

55-0732247
(IRS Employer Identification No.)

111 E. Washington St., PO Box 906, Charles Town WV 25414-0906
(Address of Principal Executive Offices) (Zip Code)

304-725-8431
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition.

For the quarter ended June 30, 2012, Potomac Bancshares, Inc. earned $346 thousand or 10 cents per share compared to $173 thousand or 5 cents a share for the quarter ended June 30, 2011. For the six months ended June 30, 2012, Potomac Bancshares, Inc. earned $666 thousand or 19 cents per share as compared to $430 thousand and 13 cents per share for the six months ended June 30, 2011.

The economy may be improving in our local market. For the first time in a number of years, we experienced loan growth during the second quarter. Loans were at $209 million at June 30, 2012 compared to $203 million at December 31, 2011, an annualized increase of nearly six percent. There are a number of reasons for the increase including good mortgage volume and some growth in our commercial loan portfolio. During the first six months of this year, we hired a fully dedicated mortgage loan officer for Berkeley County, West Virginia and a commercial lender for the Hagerstown/Washington County, Maryland market. Both of these folks are beginning to generate good quality loans in their respective areas which should help with profitability down the road. Local realtors also tell us that existing real estate listings in the panhandle continue to decline which may bode well for a resumption of housing construction in the near future. Only time will tell if there remains a permanent uptick in the economy but we are more optimistic than we have been in a number of years.

I often discuss the regulatory burden on small publicly traded companies like Potomac Bancshares and its detrimental impact to profitability. In April, the President signed into law the “Jobs Act” which permits publicly traded companies of less than 1,200 shareholders to deregister with the Securities and Exchange Commission. As I announced at the annual shareholders meeting, this is the most significant regulatory relief for small publicly traded companies in years and could result in substantial savings to Potomac in direct costs and man hours over the long term. Accordingly, in early June we filed our application to deregister with the SEC and we expect final approval in August. We will continue to release our results on a quarterly basis but will not be mailing a quarterly report. You may view results through our website (mybct.com) by clicking on the “Investor Relations” page. Should you want a paper copy of our quarterly results, contact Chief Financial Officer Dean Cognetti directly at (304)728-2434 and we’ll put you on our mailing list. Your stock will continue to trade on the OTC market and we will file an independently audited annual report at year end as we have in the past.

In closing, we are increasingly optimistic about the future but are choosing not to pay a dividend this quarter until a sustained economic recovery is evident. Please call me at any time at (304) 728-2431 if you have any questions or issues that you would like to discuss and thanks for your support!

Sincerely,

Robert F. Baronner, Jr.
President and Chief Executive Officer

POTOMAC BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
($ in thousands, except share data)

(unaudited)
	June 30,	December 31,
	2012	2011
Assets:
Cash and due from banks	$1 800	$1 485
Interest-bearing deposits in other financial institutions	7 299	11 445
Federal funds sold	- -	794
Securities available for sale, at fair value	42 192	42 331
Loans held for sale	136	198
Loans, net of allowance for loan losses of $4,452 and
$4,484, respectively	209 244	202 761
Premises and equipment, net	7 760	7 923
Other real estate owned, net of valuation allowance of
$1,922 and $2,197, respectively	5 860	6 393
Accrued interest receivable	820	832
Bank owned life insurance	7 049	6 932
Federal Home Loan Bank of Pittsburgh stock	757	808
Other assets	5 083	5 491

Total Assets	$288 000	$287 393

Liabilities and Stockholders’ Equity:
Liabilities:
Deposits
Noninterest-bearing	$39 945	$37 050
Interest-bearing	214 662	216 067
Total Deposits	254 607	253 117
Securities sold under agreements to repurchase	4 277	3 415
Federal Home Loan Bank advances	917	1 523
Accrued interest payable	163	204
Other liabilities	1 777	3 669
Total Liabilities	$261 741	$261 928

Stockholders’ Equity:
Common stock, $1 per share par value; 5,000,000 shares
authorized; 3,671,691 shares issued and outstanding	$3 672	$3 672
Surplus	3 944	3 943
Undivided profits	23 314	22 648
Accumulated other comprehensive (loss), net	(1 805)	(1 932)
	$29 125	$28 331

Less cost of shares acquired for the treasury, 281,513 shares	2 866	2 866

Total Stockholders’ Equity	$26 259	$25 465

Total Liabilities and Stockholders’ Equity	$288 000	$287 393

POTOMAC BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per share data)
(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30		Ended June 30
	2012	2011	2012	2011
Interest and Dividend Income:
Interest and fees on loans	$2 739	$2 880	$5 491	$5 873
Interest on securities available for sale - taxable	111	192	229	360
Interest on securities available for sale – nontaxable	60	55	120	109
Interest on federal funds sold	- -	- -	- -	1
Other interest and dividends	14	11	26	19
Total Interest and Dividend Income	2 924	3 138	5 866	6 362

Interest Expense:
Interest on deposits	401	757	851	1 652
Interest on securities sold under agreements to repurchase	4	16	7	35
Federal Home Loan Bank advances	5	11	11	22
Total Interest Expense	410	784	869	1 709

Net Interest Income	2 514	2 354	4 997	4 653

Provision for Loan Losses	470	175	779	599
Net Interest Income after
Provision for Loan Losses	2 044	2 179	4 218	4 054

Noninterest Income:
Trust and financial services	229	230	475	451
Service charges on deposit accounts	423	480	841	909
Secondary market fee income	53	18	77	44
Visa/MC Fees	204	195	401	369
Cash surrender value of life insurance	58	59	117	116
Other operating income	80	89	175	157
Total Noninterest Income	1 047	1 071	2 086	2 046

Noninterest Expenses:
Salaries and employee benefits	1 213	1 247	2 432	2 483
Net occupancy expense of premises	146	151	303	322
Furniture and equipment expenses	252	210	494	410
Loss on sale of other real estate	10	42	64	70
Accounting, audit and compliance	42	40	84	80
Computer services and online banking	101	78	206	147
FDIC assessment	96	106	194	259
Director and committee fees	33	47	67	81
Other professional fees	42	64	87	94
Printing, stationery and supplies	41	58	83	99
Communications	47	46	100	93
ATM and check card expenses	97	82	190	153
Foreclosed property expense	79	265	213	381
Write down of other real estate	58	284	200	284
Other operating expenses	352	351	656	666
Total Noninterest Expenses	2 609	3 071	5 373	5 622
Income before Income Tax Expense	482	179	931	478
Income Tax Expense	136	6	265	48

Net Income	$346	$173	$666	$430

Earnings Per Share, basic and diluted	$.10	$.05	$.19	$.13

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POTOMAC BANCSHARES, INC.

/s/ Robert F. Baronner, Jr.
Robert F. Baronner, Jr., President and CEO
August 8, 2012